Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

BRITISH COLUMBIA

BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

T.K. SPARKS

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 12, 2022 08:16 AM Pacific Time

Incorporation Number: **BC1284847**

Recognition Date and Time: Incorporated on January 20, 2021 08:37 AM Pacific Time

NOTICE OF ARTICLES

..me of Company:

ASEP MEDICAL HOLDINGS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

Delivery Address:
800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1
CANADA

DIRECTOR INFORMATION

L Name, First Name, Middle Name:
Hancock, Robert

Mailing Address:
[redacted]
VANCOUVER BC V6P 2N8
CANADA

Delivery Address:
[redacted]
VANCOUVER BC V6P 2N8
CANADA

Last Name, First Name, Middle Name:
Hancock, Derrold

Mailing Address:
[redacted]
VICTORIA BC V8V 2S7
CANADA

Delivery Address:
[redacted]
VICTORIA BC V8V 2S7
CANADA

Last Name, First Name, Middle Name:
Murphy, Timothy

Mailing Address:
203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6
CANADA

Delivery Address:
203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6
CANADA

, 'HORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached
2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached